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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF NASH FINCH COMPANY

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               Subsidiary                                       State of
              Corporation                                     Incorporation
              -----------                                     -------------
Erickson's Diversified Corporation                              Wisconsin
Edina, Minnesota

GTL Truck Lines, Inc.                                           Nebraska
Norfolk, Nebraska

Hinky Dinky Supermarkets, Inc.                                  Nebraska
Edina, Minnesota

Nash Finch Funding Corp.                                        Delaware
Edina, Minnesota

Piggly Wiggly Northland Corporation                             Minnesota
Edina, Minnesota

Super Food Services, Inc.                                       Delaware
Dayton, Ohio

T.J. Morris Company                                             Georgia
Statesboro, Georgia

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